Exhibit 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT effective as of January _, 2006 (the "Effective Date"), is entered into by and between AMERICAN SOIL TECHNOLOGY, INC., a Nevada corporation (the "Company"), and DONETTE LAMSON, whose principal residence is 6735 Heath Court, Carlsbad, CA 92011 (the "Employee"). The Company and Employee are referred to collectively herein as the "Parties."

     In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Employment. The Company hereby employs Employee as the Vice President in charge of the Turf, Horticulture and Landscape Division. Employee hereby accepts such employment and agrees to perform those duties and undertake those responsibilities as are customarily performed by others holding similar positions in similar businesses. Employee shall perform the duties that are described in the Job Description attached hereto as Exhibit 1, and Employee shall perform all other duties and activities that are assigned to Employee by the President of the Company. Employee shall report directly to and be supervised by the President or his designee.

2. Full Time Best Efforts. Employee shall devote substantially all of Employee's full professional time and attention to the performance of Employee's obligations under this Agreement, and will at all times faithfully, industriously and to the best of Employee's ability, experience and talent, perform all of Employee's obligations hereunder. Employee may have other business investments that, from time to time, require minor portions of Employee's time, provided that such activities do not interfere or conflict and are not inconsistent with employee's duties hereunder and are not detrimental to the Company's business interests.

3. Term of Employment. The term of Employee's employment shall commence on the Effective Date and, unless terminated earlier pursuant to the provisions of this Agreement, shall continue for three years (the "Initial Term"). The first three months of the Initial Term shall be a probationary period. During said "probationary period" the Company may terminate the Employee and the Employee and the Company will be released from any further obligations under the terms of this agreement other than those terms found in the Confidentiality and Non-Competition portion of this Agreement. If the Employee is terminated by the Company during the probationary period and has transferred to the Company any trade secrets or trademarks or any other right to use any intellectual property or proprietary information owned in whole or part by Employee (Property) for stock or cash, the Company shall return said Property and the Employee shall refund to the Company the amount paid. The Company shall immediately terminate the use, directly or indirectly; of those trade secrets and/or property transferred to the Company by the Employee unless the consideration paid by the Company for the use and transfer of any Property have not been returned to the Company. Upon the expiration of the Initial Term, Employee's employment by the Company under the terms of this Agreement shall automatically be renewed for successive two (2) year increments unless either party is gives written notice of their intent to not renew this Agreement not less than 60 days prior to the anniversary date on which this Agreement would otherwise terminate. The term of this Agreement as provided in this Section 3 is referred to herein as the "Term."

     4. Compensation. Salary. Until termination of Employee's employment hereunder, unless otherwise provided herein, the Company shall pay Employee an annual base salary of not less than $75,000, less applicable withholdings, payable in equal monthly (or other more frequent periodic) installments at the usual times as payment of compensation to the Company's senior employees. A review of Employee's performance shall be held on an annual basis commencing in December of 2006, and in each December thereafter until the termination of this Agreement.

     Bonus An annual bonus shall be paid, in addition to the Employees base salary equal to 5% of all sales, (not inclusive of freight or other transportation charges, taxes, insurance, or any additional amounts), of products and or equipment from turf, sales of products and or equipment from non-retail suppliers in horticulture and sales of products and or equipment from non-retail suppliers in landscape over $350,000 to $1,000,000 per annum and 3% for sales from the same segments of over $1,000,000. Said bonus shall be paid within 30 days of the end of each calendar year as adjusted, if required because of non payment by customers in the designated segments. In the event of the termination of employment prior to the end of such calendar year, Employee shall be entitled to a bonus as described above from January 1st of that calendar year to the termination of Employee's employment. Employee has the right to receive the bonus in stock or cash or a combination thereof.

     5. Benefits. Employee shall be entitled to participate in the Company's applicable benefit plans, including but not limited to any group medical and/or dental plan; group life, disability or other insurance; and the 2005 Stock Option/Stock Issuance Plan, as such plans are generally available from time to time to similarly situated employees of the Company. Employee will be entitled to two weeks of paid vacation per year, earned in accordance with the Company's vacation policy.

     6. Expenses. Employee is authorized to incur expenses in reasonable amounts for promoting the business of the Company, including expenses for entertainment, travel and similar items. Employee shall obtain and shall provide on a monthly basis to the Company receipts sufficient in detail to satisfy the information requirements of ss.274 of the Internal Revenue Code of 1986, as amended. The Company shall reimburse Employee for all reasonable expenses within 10 days of the receipt of each such reimbursable expense as defined herein. The reimbursable or direct expenses shall be the following unless the Company otherwise agrees to additional expenses.

     (a) Automobile expenses shall be limited to the IRS acceptable rate per mile with mileage log backup.
     (b)  The Company will supply and pay for the service of one cell phone.
     (c) The Company will be responsible for one half the monthly expense of the Internet and one dedicated fax line,
     (d) Travel and entertainment expenses on behalf of the Company will be reimbursed by the Company.

     7. Vacation Days. Employee shall be entitled during the term of this Agreement to an annual vacation at the rate provided to other executive officers of the Company (but in no event fewer than 10 working days per calendar year), during which time Employee compensation shall be paid in full. Employee shall be entitled to take vacation days at such time or times and in such combination as Employee shall choose, subject only to the needs and exigencies of the business of the Company. Employee shall not take vacation days at such times or in such combinations as will substantially impair Employee's ability to carry out Employee's duties under this Agreement or as will substantially impair or harm the Company's business.

     8. Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement. As a condition of Employee's employment and as consideration to Company for entering into this Agreement with Employee, Employee and the Company will enter into the Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement dated as of the Effective Date, a copy of which is attached hereto as Exhibit 2. The attached Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement is a part of this Agreement and is hereby incorporated herein by reference. The terms of the Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement shall survive the termination of Employee's employment by the Company under this Agreement for any reason for a period of 3 years.

     9. Termination for Cause. If Employee's employment by the Company is terminated for Cause, Employee shall be paid the compensation provided for above through the date of termination, and thereafter the Company shall have no further compensation, benefit or payment obligations to Employee under this Agreement.

     10. "Cause". For purposes of this Agreement, "Cause" shall mean the occurrence of any one of the following events:

     (a) Employee's material breach of any provision of this Agreement or of Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement of even date herewith, entered into by and between the Company and Employee, which breach is not cured within ten days after the Company provides Employee with written notice of the nature and existence of such material breach;

     (b) Employee's willful refusal to obey written directions of Employee's supervisor of the Company (so long as such directions do not involve illegal or immoral or otherwise improper acts), which refusal continues for a period of five business days after notice to Employee by the Company, and which notice references such refusal and this
          Section 7.

     (c) Employee's failure to perform Employee's duties and responsibilities with diligence and in accordance with the productivity and quality requirements of the Company, which failure continues for a period of ten business days after written notice to Employee by the Company of Employee's failure to perform; provided, however, that if Employee has been provided written notice pursuant to this Section 9 on two separate occasions during the Initial Term, any subsequent failure by Employee to perform Employee's duties and responsibilities in accordance with the Company's requirements shall constitute Cause and the Company shall not be required to provide any written notice or opportunity for Employee to correct Employee's performance prior to a termination of Employee's employment by the Company;

     (d) Employee's repeated refusal to comply with Company written policies or requirements which are adopted by the Board of Directors from time to time and which apply to Employee's responsibilities;

     (e) Employee's action, or failure to act, in violation of any provision of the Company's standard employee guidelines, including but not limited to any policy concerning sexual harassment, substance abuse, as such policies may be in effect from time to time, if such violation of the Company's policy would generally result in the termination of employment of a Company employee;

     (f) Fraud or dishonesty by Employee, in the good faith opinion of the Board of Directors of the Company; or

     (g) If Employee is convicted or admits to the commission of a criminal offense or act of moral turpitude that constitutes a felony in the jurisdiction in which the offense is committed.

     11. Termination for Good Reason. In the event of termination of Employee's employment by the Company for Good Reason, the Company shall continue to pay Employee Employee's base salary, less applicable withholdings, for the remainder of the then applicable Term of this Agreement in installments at the usual times for the payment of the Company's senior employees (and the Company shall continue to pay and provided all other benefits or compensation payable to

Employee hereunder through the then applicable Term), and any ownership options of Employee that are subject to vesting shall immediately and automatically become fully vested without any further action by Employee.

     12. "Good Reason." Employee shall have the right, upon written notice to the Company, at any time during the Initial Term to terminate Employee's employment hereunder if any one or more of the following events shall have occurred, which event shall have remained unremedied by the Company for a period of thirty days following written notice thereof from Employee (any such termination being referred to herein as a termination for "Good Reason"):

     (h) The Company shall materially diminish the responsibilities, authority, status or job duties or other benefits of Employee under this Agreement (other than in connection with Employee's unavailability by reason of disability or breach by Employee of this Agreement or otherwise);

     (i)  Employee shall die during the Term;

     (j) Employee shall become disabled to perform her normal and customary job duties for a period of time at least as long as the then remaining Term of this Agreement as substantiated by a medical doctor or other health care professional then caring for Employee; or

     (k) The Company shall materially breach any of its obligations under this Agreement.

     13. Effect of a Change in Control. Upon termination of Employee's employment within six months of the occurrence of any Change in Control, the Company shall pay to Employee the entire amount of cash compensation provided for in Section 4.(a) that is payable during the remainder of the Term. Such amount shall be payable in a lump sum cash payment that shall be made to Employee within thirty (30) days of the effective date of the Change in Control. In addition, any ownership options of Employee (its obvious the options are in the Company) shall immediately vest and become nonforfeitable.

     14. "Change in Control." A "Change in Control" for purposes of this Agreement shall mean any of the following events:

     (l) any person (as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934) or group (as that term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) who is not, as of the Effective Date, the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities becomes the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

     (m) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
          (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person who did not own more than 50% of the combined voting power of the Company's securities acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (n) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     15. Termination "Without Cause." If Employee's employment is terminated "Without Cause" (as defined herein) by the Company, other than during the Probationary period of the first 90 days, the Company shall continue to pay Employee Employee's base salary and all other benefits to which Employee may be entitled prior to such termination, less applicable withholdings, for the remainder of the then applicable Term of this Agreement, in installments at the usual times for the payment of the Company's employees (in addition to all other benefits or compensation payable to Employee hereunder up to the date of the termination).

     16. "Without Cause." The Company shall be entitled to terminate Employee's employment at any time without cause. (by the mere fact that we have a contract, it cannot be an "at will" employment and you are always free to terminate even with a contract) "Without Cause" shall mean, for purposes of this Agreement, for any reason that is not "Cause" or "Good Reason" or the result of a "Change in Control" as defined herein.

     17. Facilities and Expenses. The Company shall make available to Employee such facilities, and equipment as are suitable and appropriate to assist Employee to meet her obligations to the Company in or in close proximity to, Carlsbad, California. These amounts shall be paid directly by the Company. The Company shall promptly reimburse Employee for all reasonable expenses, as set forth in Section 3, incurred in the performance of Employee's duties hereunder, including expenses for entertainment, travel, and management seminars, subject to Employee satisfying the Company's reasonable requirements with respect to the approval, reporting and documentation of such expenses.

     18. Miscellaneous.

     a. All payments made to or for the benefit of Employee under this Agreement shall be subject to withholdings for federal, state and local taxes, FICA, and other withholdings required by applicable law.

     b. For purposes of this Agreement, notices, approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile transmission, by express courier, or by first class United States Mail, postage prepaid, return receipt requested. Notices to the Company shall be sent to the attention of the current President and Chief Employee Officer of the Company at its legally registered address in Arizona as shall be provided in writing to Employee in accordance with this section. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of the Company. Notices shall be effective upon receipt. Either party shall be entitled to change the address at which notice is to be given by providing notice to the other party of such change in the manner provided herein.

     c. This Agreement, together with Executive Employee Confidentiality, Non-Competition and Invention Assignment Agreement attached hereto as
          Exhibit 2 sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. Only a writing signed by both parties hereto may amend this Agreement.

     d. Employee may not assign this Agreement, but the Company may assign any or all of its rights under this Agreement to any affiliate or subsidiary company of the Company, so long as the Company remains liable for the performance by that affiliate or subsidiary of the payment obligations of the Company hereunder. Except as provided in the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective personal representatives, successors and assigns.

     e. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the Party sought to be charged with such amendment, revocation or waiver.

     f. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is charged.

     g. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

     h. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without resort to the conflict of law principles thereof).

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the dates set forth below, to be effective as of the Effective Date.

                                 AMERICAN SOIL TECHNOLOGY, INC., a
                                 Nevada corporation


Date:                            By:
     -------------------            ----------------------------------------
                                 Carl P. Ranno, President/CEO


                                 EMPLOYEE

Date:
     -------------------            ----------------------------------------
                                 DONETTE LAMSON

                                    EXHIBIT 1

                                 Job Description

            Vice President Turf, Horticulture and Landscape Division

RESPONSIBILITY

This position is responsible day-to-day management of operations and long range planning for sales into the United States Turf, Horticulture and Landscape industry, which shall include the recreational, lawn, landscape, horticulture and golf industries not including retail, of all applicable products of American Soil Technologies, Inc. The effort will include working through dealers and directly with the customers to create demand for the products. This position will be responsible to train customers, dealers and their representatives on the features, advantages, and benefits of the products. The training effort will be critical to properly positioning the products into the marketplace.

Other responsibilities will include the supervision of the research of the products in order to give credibility to otherwise anecdotal research. This will be done with the contribution of other technical assistance needed within the Company and if necessary utilizing outside experts.

You will also be responsible to insure that the Company is properly represented at trade shows and at any other gathering of large numbers of those who are and can become customers. This would include supervising the normal activity required at a trade show such as: displaying products, making product literature available, and selling the features, advantages, and benefits of the products.

This position will be responsible for developing and implementing a sales and marketing plan including sales targets, budgets, timetables, and developing a sales force. This would include developing, retaining, and motivating a top quality team of people. This position is responsible for developing and maintaining all records and knowledge for distributors and all other businesses and customers in this region.

SPECIFIC RESPONSIBILITIES:

     * Develop a market for Turf, Horticulture and Landscape products in the United States.

     * Preparation of the sales plan including budgets, sales targets, and timetables

     *    Assist in policy making

     *    Select dealers

     *    Supervise training of sales representatives

     *    Develop customers throughout the United States.

     *    Supervise all research of the products

     *    Customer relations

     *    Profitability

     *    Trade shows and distribution of product information

     * Gather market research data from customer to guide product development and marketing

     *    Evaluate other products as possible acquisition candidates.

     *    As appropriate, attract, retain, and motivate people

     *    Conduct special projects as required

                                    EXHIBIT 2

             Executive Employee Confidentiality, Non-Competition and
                         Invention Assignment Agreement

     This EXECUTIVE EMPLOYEE CONFIDENTIALITY, NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement"), effective as of January 3, 2006 (the "Effective Date"), is entered into by and between AMERICAN SOIL TECHNOLOGY, INC., a Nevada corporation (the "Company"), and DONETTE LAMSON, whose principal residence is 6735 Heath Court, Carlsbad, CA 92011 (the "Employee"). The Company and Employee are referred to collectively herein as the "Parties."

                                 Recitals

     A. As of the Effective Date, the Company and Employee have entered into a separate Executive Employment Agreement Between AMERICAN SOIL TECHNOLOGY, INC. and DONETTE LAMSON (the "Employment Agreement"). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings given in the Employment Agreement. In the event of any conflict between the terms of this Agreement and the Employment Agreement, the terms of the Employment Agreement shall govern.

     B. Employee's employment by Company creates a relationship of confidence and trust between Employee and Company with respect to certain information applicable to the business of the Company and its clients or customers.

     C. The Company possesses and will continue to possess information that has commercial value and is treated by Company as confidential. Such information may include information created, discovered or developed by Employee during the period of or arising out of Employee's or Employee employment by Company, whether before or after the date hereof, as set forth in paragraph 6 below. Such information may also include information belonging to Company's owners, managers, clients, business partners, customers or suppliers. All such information is hereinafter called "Confidential Information." Confidential Information for purposes of this Agreement also includes, without limitation, discoveries, developments, designs, improvements, inventions, blueprints, structures, software, processes, computer programs, know-how, data, techniques, formulas, marketing, and business plans and outlines, strategies, budgets, forecasts, projections, unpublished financial statements, costs, fee schedules, client and supplier lists, client and prospective client databases, access codes and similar security information and procedures, and all patents, copyrights, maskworks, trade secrets and other proprietary rights thereto; provided, however, that the term "Confidential Information" shall not include any of the foregoing that is in the public domain other than as the result of a breach of an obligation of confidentiality.

     D. Employee recognizes that any unauthorized use or disclosure of Confidential Information would cause serious injury to Company, and that the Company's willingness to employ Employee depends upon Employee's commitment to protect Company's Confidential Information and to comply with all of the provisions of this Agreement

                                 Agreement

     Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agrees as follows.

     19. Protection of the Confidential Information. At all times during and after Employee's employment, Employee shall hold all Confidential Information in confidence and shall protect it with utmost care. Employee shall not disclose, retain, copy, or permit any unauthorized person to disclose or copy any of the Confidential Information, except as may be necessary for the conduct of the Company's business. Employee shall not use any of the Confidential Information except as necessary to perform Employee's duties as an employee of the Company as provided in this Agreement and in the Employment Agreement.

     20. Confidential Information Belonging to Third Parties. In the event that Employee has or has had access to any Confidential Information belonging to any third party, including but not limited to any of Employee's previous employers, Employee shall hold all such Confidential Information in confidence and shall comply with the terms of all agreements between Employee or Company and any third party with respect to such Confidential Information.

     21. Exceptions. This Agreement is not to prevent the use or disclosure by Employee of information that (a) is required by law to be disclosed, but only to the extent that such disclosure is legally required, (b) becomes a part of the public knowledge other than by a breach of an obligation of confidentiality, or (c) is rightfully received from a third party and neither the Company nor Employee is obligated to hold such information confidential.

     22. Return of Confidential Information. Upon the Company's request, and in any event upon termination of Employee's employment by the Company for any reason, Employee shall promptly return to Company all materials in Employee's or possession or control that contain or represent Confidential Information, including but not limited to documents, drawings, diagrams, flow charts, computer programs or files, memoranda, notes, and every other medium, and all copies thereof.

     23.  Non-Competition.

     a. Acknowledgement. Employee acknowledges that (i) the Company and/or its affiliated and subsidiary organizations are engaged in a variety of business endeavors; including development of applications for polymers (the "Business"); (ii) the Business is conducted throughout the United States and is expected to be conducted in one or more countries internationally; (iii) Employee's work for the Company will give Employee access to trade secrets and confidential information concerning the Company and the Business, including, without limitation, proprietary information and trade secrets, investor addresses and contact lists, techniques for raising development capital for the Company; (iv) the ability of the Company and its affiliates to continue the Business is likely to be materially jeopardized and the value of the Company and its affiliates reduced if Employee competes with, or assists other persons in competing, with the Company and/or any of its affiliates.

     b. Covenant Not to Compete in Turf and Horticulture Polymer Business. Therefore, for a period of 3 years from the date of any termination of Employee's employment by the Company for any reason, Employee shall not anywhere in the world, accept employment with or render any service to a direct competitor of the Company or create or engage in creating or conducting a competing business in the turf and horticulture polymer business.

          i. "Direct Competitor" and "competing business" for purposes of this Agreement mean any business or entity that is in any business that is the same or similar to the Company's polymer Business.

          ii. Employee acknowledges that the restrictions imposed by this Agreement are reasonable and will not preclude Employee from being gainfully employed, other than in the turf and horticulture polymer industry, in other ways and activities following a termination of employment with the Company

          iii. Without limiting the foregoing, Employee also agrees that, during the Term of the Employment Agreement, and for a period of 3 years after termination of the Employment Agreement, Employee shall not do any of the following: carry on any business or activity (whether directly or indirectly, as a partner, shareholder, owner, principal, agent, director, affiliate, employee, advisor, or consultant, or in any other capacity) which is competitive with the Turf and Horticulture Polymer Business as conducted by the Company at the time of termination of Employee's employment.

     c. Enforceability. If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this Section 5 of this Agreement is unenforceable, it is the intention of the parties that this Section 5 of this Agreement shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this Section 5 of this Agreement in the jurisdiction of the court that has made the adjudication.

     24. Assignment of Inventions. Employee agrees to disclose and to assign immediately to the Company, or to any persons designated by the Company, or at the Company's option, any of the Company's successors or assigns, all inventions or improvements which are or were made, conceived or reduced to practice by Employee, whether acting independently or with others, during the course of Employee's employment with the Company, and which (i) were made, conceived of or first reduced to practice in the performance of any duties assigned to or undertaken by the Employee as an employee of the Company; or (ii) were made, conceived of or first reduced to practice with the use of the Company's time, material, facilities or funds. Such inventions are referred to herein as "Inventions," which prior inventions are attached hereto as Exhibit A.

     a. This Agreement shall not diminish the effect or binding nature of any prior invention assignments made to the Company by Employee as set forth in the Employment Agreement.

     b. Without limiting the foregoing, at all times the Company (or its nominee) shall have the right to obtain, for its own benefit and in its own name (and entirely at its expense) patents and patent applications of any type, and all renewals and extensions of such patents and applications for the inventions and improvements described in this Section. Employee shall provide Company the exclusive right of assignment for any Invention as defined in this agreement. In the event that the Company does not exercise its option or as such assignment within 30 days after first being notified by Employee in writing of such invention, Employee may then offer or otherwise economically exploit any such invention independent of Company's claim to assignment.

     c. In order to protect the right, title and interest of the Company (or its successors, assigns or nominees) in such inventions or improvements, in connection with any applications or patents necessary to convey rights to those improvements or inventions to the Company, Employee shall, without further compensation, execute and deliver all papers and instruments and perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the inventions or improvements, as may be deemed necessary by the Company.

     25. Additional Cooperation with Respect to Inventions. Employee shall (a) treat all information with respect to Inventions as Confidential Information within the meaning of this Agreement; (b) keep complete and accurate records of the Inventions, which records will be the property of Company; (c) testify in any proceedings or litigation related to the Inventions; and (d) in case the Company will desire to keep secret any Inventions or will for any reason decide not to have letters patent applied for thereon, refrain from disclosing the Invention and from applying from letters patent thereon.

     26. Assistance of the Company. Without limiting any of the foregoing, Employee shall assist Company in every way deemed necessary or desirable by Company (but at the Company's expense) to obtain and enforce patents, copyrights, trademarks and other rights and protections relating to any Confidential Information and Inventions in any and all countries, and to that end Employee will execute all documents for use in obtaining and enforcing such patents, copyrights, trademarks and other rights and protections as Company may desire, together with any assignments thereof to Company or persons designated by it. If Company is unable for any reason to secure Employee's signature, if needed, to any document required to apply for or execute any patent, copyright, maskwork or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably designates Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact and on Employee's behalf to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, maskworks or other rights thereon with the same legal force and effect as if executed by Employee. Employee's obligation to assist the Company shall continue beyond the termination of Employee's employment, but Company shall compensate employee at a reasonable rate after Employee's or Employee termination for time actually spent by Employee at the Company's request on such assistance.

     27. Employee Inventions. Attached as Exhibit A is a list of all Inventions and information created, discovered, or developed by Employee whether or not patentable or registrable under patent, copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, excluding any Inventions, relating in any way to the Company's business or demonstrably anticipated research and development that were made by Employee prior to Employee's employment with the Company (the "Employee Inventions"). Employee represents that Exhibit A is complete and contains no confidential information. Employee understands that Employee has no rights in any such Employee Inventions other that those listed on Exhibit A. If there is nothing identified on Exhibit A or if "none" is indicated on Exhibit A, employee represents that Employee has made no Employee Inventions as of the time of signing this Agreement. Except as listed on Exhibit A which is attached to this Agreement, Employee will not assert any rights to any inventions, discoveries, concepts or ideas, or improvements thereof or know-how related thereto, as having been made or acquired by Employee prior to being employed by the Company, or since then, and not otherwise covered by the terms of this Agreement.

     28. No Conflicts With Prior Obligations. Employee hereby represents and warrants that Employee's employment by the Company and Employee's performance of Employee's obligations under this Agreement will not conflict with any obligations of any nature or type that Employee has or may have to any third party or third parties. Employee will not disclose to Company or use in Company's behalf any confidential or proprietary information belonging to a third party, unless the third party has consented to the disclosure or use of the information. Covenant Not to Solicit. For a period of one (1) year from the date of any termination of Employee's employment with the Company for any reason:

     a. Employee shall not solicit for employment, attempt to employ, or assist any other person or entity in employing or soliciting for employment, any employee or representative of Company, either for Employee or for any other entity; and

     b. Employee shall not solicit or influence or attempt to solicit or influence any client of the Company, customer of the Company or other person who may become a client or customer of the Company, either directly or indirectly, in any way that directs or is intended or is likely to direct or cause such actual or potential client, customer or other person not to purchase the Company's polymer products and /or services.

     29. Equitable Remedies. Employee acknowledges that breach of this Agreement would cause Company to suffer irreparable harm for which monetary damages would be inadequate compensation. Employee agrees that Company will be entitled to an injunction restraining any actual or threatened breach of this Agreement, or specific performance, if applicable, in addition to any monetary damages.

     30. Employment Relationship. The employment relationship between Employee and the Company is governed by the Employment Agreement and, as applicable, this Agreement.

     31. Entire Agreement. This Agreement and the Employment Agreement to which this Agreement is attached as an exhibit set forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral.

     32. Waiver and Amendment. Only a writing signed by both parties hereto may amend this Agreement. No oral waiver, amendment or modification of this Agreement shall be effective under any circumstances. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach of this Agreement by Employee.

     33. Term of Agreement. This Agreement will remain in force during Employee's employment by the Company and will continue thereafter until all Confidential Information acquired by Employee becomes part of the public knowledge other than through a violation of this Agreement.

     34. Survival. The provisions of this Agreement shall survive termination or expiration of this Agreement and termination of the Employment Agreement, for any reason, for a period of 3 years after termination of the Term of the Employment Agreement.

     35. Successors and Assigns. This Agreement may not be assigned by Employee, but the Company may assign any or all of its rights under this Agreement to any affiliate or subsidiary company of the Company, so long as the Company remains liable for the performance by that affiliate or subsidiary of the payment obligations of the Company hereunder. Except as provided in the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective personal representatives, successors and assigns.

     36. Severability. Should any provision of this Agreement be considered unenforceable by a court of law, the remainder of this Agreement shall remain in force to the fullest extent permitted by law.

     37. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any litigation related to this Agreement and agrees that the exclusive venue for any such litigation shall be in such courts located in the State of California.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement on the dates set forth below, to be effective as of the Effective Date.


                                    AMERICAN SOIL TECHNOLOGY, INC.,

Date: January 18, 2006              By: /s/   Carl P. Ranno
      ----------------                 --------------------------------
                                       Carl P. Ranno, President/CEO

                                    EMPLOYEE


Date: January 18, 2006                 /s/ Donette Lamson
      ----------------                 --------------------------------
                                    DONETTE LAMSON,

                                 EXHIBIT A


     The following is a list of all Employee Inventions made, conceived, developed or reduced to practice by Employee prior to the date of this
Agreement:

     Green Exchange Inc. dba GeoGreen- Interactive, Online Pictorially-driven Turf, Plant, Insect, Disease, Weed and Green Industry related products and services database and search engine with patents pending namely the Green Guru and Product Guru and well as business plans, projections and concepts.

     GeoGreen GIS database and golf, turf and horticultural applications

     Soil Medic and Soil Therapy -Trademarks

     Soil Medic Business Plan, Projections and Concepts, Product Formulations based on previous experience and education and all additional product line ideas.